Exhibit 5.1

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

November 17, 2016

DryShips Inc.
109 Kifisias Avenue and Sina Street
151 24, Marousi
Athens, Greece

Re:	DryShips Inc.
Ladies and Gentlemen:
We have acted as counsel to DryShips Inc., a Marshall Islands corporation (the "Company"), in connection with the offering (the "Offering") by the Company of (i) an aggregate of 100 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Shares"), which include related preferred share purchase rights ("Preferred Share Purchase Rights"), (ii) an aggregate of 20,000 of the Company's Series E-1 Convertible Preferred Shares, par value $0.01 per share (the "Initial Series E-1 Convertible Preferred Shares") that are convertible into Common Shares and with respect to which dividends are payable in Common Shares (collectively, the "Initial Series E-1 Conversion Shares"), (iii) warrants ("Series E-1 Preferred Warrants") to purchase an aggregate of 30,000 of the Company's Series E-1 Convertible Preferred Shares (the "Warrant Series E-1 Convertible Preferred Shares") that are convertible into Common Shares and with respect to which dividends are payable in Common Shares (collectively, the "Warrant Series E-1 Conversion Shares"), (iv) warrants ("Series E-2 Preferred Warrants") to purchase an aggregate of 50,000 of the Company's Series E-2 Convertible Preferred Shares, par value $0.01 per share ("Series E-2 Convertible Preferred Shares") that are convertible into Common Shares and with respect to which dividends are payable in Common Shares (collectively, the "Series E-2 Conversion Shares"); (v) a warrant ("Series F-1 Common Warrant") to initially purchase 153,960 Common Shares, with the number of Common Shares issuable subject to adjustment as described therein (the "Series F-1 Conversion Shares"); and (vi) a warrant ("Series F-2 Common Warrant") to initially purchase 218,914 Common Shares, with the number of Common Shares issuable subject to adjustment as described therein (the "Series F-2 Conversion Shares"). The Shares, Preferred Share Purchase Rights, Initial Series E-1 Convertible Preferred Shares, Initial Series E-1 Conversion Shares, Series E-1 Preferred Warrants, Warrant Series E-1 Convertible Preferred Shares, Warrant Series E-1 Conversion Shares, Series E-2 Preferred Warrants, Series E-2 Convertible Preferred Shares, Series E-2 Conversion Shares, Series F-1 Common Warrant, Series F-1 Conversion Shares, Series F-2 Common Warrant, and Series F-2 Conversion Shares (collectively referred to herein as the "Securities") are to be issued pursuant to the Securities Purchase Agreement, dated November 16, 2016, between the Company and the buyer listed on the Schedule of Buyers thereto (the "Purchase Agreement"), and registered pursuant to the registration statement on Form F-3 (No. 333-202821) (the "Registration Statement"), deemed effective by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on May 7, 2015, the prospectus dated April 29, 2015, included therein (the "Base Prospectus"), and the prospectus supplement dated November 17, 2016, related to the Offering and filed with the Commission pursuant to Rule 424(b) under the Act (the "Prospectus Supplement," and together with the Base Prospectus, the "Prospectus").

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Company's Amended and Restated Articles of Incorporation, as amended and in effect on November 17, 2016; (ii) the Company's Amended and Restated Bylaws, as amended and in effect on November 17, 2016; (iii) the Stockholders Rights Agreement dated as of January 18, 2008, as amended (the "Rights Agreement") related to the Preferred Share Purchase Rights (iv) the unanimous written consent of the Company's board of directors, dated November 16, 2016, related to the Offering; (v) the Statement of Designations of the Series E-1 Convertible Preferred Shares, as approved by the Company's Board of Directors on November 16, 2016 and filed with the Republic of the Marshall Islands Registrar of Corporations on November 16, 2016 (the "Series E-1 Convertible Preferred Statement of Designations"); (vi) the Statement of Designations of the Series E-2 Convertible Preferred Shares, as approved by the Company's Board of Directors on November 16, 2016 and filed with the Republic of the Marshall Islands Registrar of Corporations on November 16, 2016 (the "Series E-2 Convertible Preferred Statement of Designations"); (vii) the Form of Series E-1 Preferred Warrants; (viii) the Form of Series E-2 Warrants; (ix) the Form of Series F-1 Common Warrant; (x) the Form of Series F-2 Common Warrant; (xi) the Purchase Agreement; (xii) the Registration Statement; (xiii) the Prospectus; and (xiv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors and officers of the Company and others.
We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.
In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the Securities, there will not have occurred any change in the law or the facts affecting the validity of the Securities.
With respect to the Series E-1 Preferred Warrants and Series E-2 Preferred Warrants, we have assumed that, as of each and every time any of the Series E-1 Preferred Warrants or Series E-2 Preferred Warrants are exercised, the Company will have a sufficient number of authorized and unissued Warrant Series E-1 Convertible Preferred Shares or Series E-2 Convertible Preferred Shares, as applicable, available for issuance under its Amended and Restated Articles of Incorporation, the Series E-1 Convertible Preferred Statement of Designations or the Series E-2 Convertible Preferred Statement of Designations.
With respect to the Series F-1 Common Warrant and Series F-2 Common Warrant, we have assumed that, as of each and every time the Series F-1 Common Warrant or Series F-2 Common Warrant is exercised, the Company will have a sufficient number of authorized and unissued Series F-1 Conversion Shares or Series F-2 Conversion Shares, as applicable, available for issuance under its Amended and Restated Articles of Incorporation.

With respect to the Initial Series E-1 Convertible Preferred Shares, Warrant Series E-1 Convertible Preferred Shares, and Series E-2 Convertible Preferred Shares, we have assumed that, as of each and every time any of the Initial Series E-1 Convertible Preferred Shares, Warrant Series E-1 Convertible Preferred Shares or Series E-2 Convertible Preferred Shares are converted or dividends are paid in Common Shares with respect thereto, the Company will have a sufficient number of authorized and unissued Initial Series E-1 Conversion Shares, Warrant Series E-1 Conversion Shares or Series E-2 Conversion Shares available for issuance under its Amended and Restated Articles of Incorporation to permit conversion of or dividend payments with respect thereto the Initial Series E-1 Convertible Preferred Shares, Warrant Series E-1 Convertible Preferred Shares or Series E-2 Convertible Preferred Shares in accordance with the terms of the Series E-1 Convertible Preferred Statement of Designations or the Series E-2 Convertible Preferred Statement of Designations, as applicable.
Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that:
1.	The Securities have been duly authorized by the Company;
2.
When the Shares and Initial Series E-1 Convertible Preferred Shares are issued, sold and delivered in the manner and for the consideration stated in the Prospectus, then such Shares and Initial Series E-1 Convertible Preferred Shares will be validly issued, fully paid and non-assessable;

3.
When executed and delivered pursuant to the Prospectus, the Series E-1 Preferred Warrants, Series E-2 Preferred Warrants, Series F-1 Common Warrant and Series F-2 Common Warrant will constitute binding obligations of the Company in accordance with their terms;

4.
When the Warrant Series E-1 Convertible Preferred Shares or Series E-2 Convertible Preferred Shares are issued and delivered against payment therefor upon the exercise of the Series E-1 Preferred Warrants or Series E-2 Preferred Warrants in accordance with the terms therein, the Warrant Series E-1 Convertible Preferred Shares or the Series E-2 Convertible Preferred Shares, as applicable, will be validly issued, fully paid and non-assessable;

5.
When issued upon the conversion of or in connection with dividends payable with respect to the Initial Series E-1 Convertible Preferred Shares, Warrant Series E-1 Convertible Preferred Shares or the Series E-2 Convertible Preferred Shares in accordance with the terms of the Series E-1 Convertible Preferred Statement of Designations or the Series E-2 Convertible Preferred Statement of Designations, the Initial Series E-1 Conversion Shares, Warrant Series E-1 Conversion Shares or the Series E-2 Conversion Shares, as applicable, will be validly issued, fully paid and non-assessable;

6.
When issued upon the exercise of the Series F-1 Common Warrant or Series F-2 Common Warrant in accordance with the terms therein, the Series F-1 Conversion Shares or Series F-2 Conversion Shares, as applicable, will be validly issued, fully paid and non-assessable;

7.
When the Shares are issued, sold and delivered in the manner and for the consideration stated in the Prospectus and when the Initial Series E-1 Conversion Shares, Warrant Series E-1 Conversion Shares, and Series E-2 Conversion Shares are issued upon the conversion of or in connection with the dividends payable with respect to the Initial Series E-1 Convertible Preferred Shares, Warrant Series E-1 Convertible Preferred Shares and Series E-2 Convertible Preferred Shares in accordance with the terms of the Series E-1 Convertible Preferred Statement of Designations and the Series E-2 Convertible Preferred Statement of Designations, as applicable, the related Preferred Share Purchase Rights will constitute binding obligations of the Company in accordance with the terms of the Rights Agreement; and

8.
When the Series F-1 Conversion Shares and Series F-2 Conversion Shares are issued upon the exercise of the Series F-1 Common Warrant and Series F-2 Common Warrant in accordance with the terms therein, as applicable, the related Preferred Share Purchase Rights will constitute binding obligations of the Company in accordance with the terms of the Rights Agreement.

The foregoing opinions are subject in each case to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting generally the enforceability of creditors' rights from time to time in effect and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, including application of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles.
This opinion is limited to the laws of the State of New York, the federal laws of the United States of America, and the laws of the Republic of the Marshall Islands as in effect on the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Company's Form 6-K being furnished to the Commission on the date hereof and incorporated by reference into the Registration Statement and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement or Prospectus.

Very truly yours, /s/ Seward & Kissel LLP